Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 April 21, 2022 FOR IMMEDIATE RELEASE

NextEra Energy reports first-quarter 2022 financial results
•NextEra Energy delivers strong first quarter
•FPL continues to focus on delivering clean energy solutions for its customers and an outstanding value proposition of low bills, high reliability and outstanding customer service
•FPL completes 2022 solar build on time and within budget
•NextEra Energy Resources has another strong quarter of renewables and storage origination, adding approximately 1,770 net megawatts to its backlog

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2022 first-quarter net loss attributable to NextEra Energy on a GAAP basis of $451 million, or $0.23 per share, compared to net income attributable to NextEra Energy of $1,666 million, or $0.84 per share, for the first quarter of 2021. On an adjusted basis, NextEra Energy's 2022 first-quarter earnings were $1,455 million, or $0.74 per share, compared to $1,330 million, or $0.67 per share, in the first quarter of 2021.

Adjusted earnings for these periods exclude the effects of non-qualifying hedges; NextEra Energy Partners, LP net investment gains; differential membership interests-related; change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI); and an impairment charge.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income (loss) attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release.

Florida Power & Light Company completed the regulatory integration of Gulf Power Company under its 2021 base rate settlement agreement and began serving customers under unified rates on Jan. 1, 2022. As a result, Gulf Power will no longer continue as a separate reporting segment within Florida Power & Light and NextEra Energy. For 2022 and beyond, FPL has one reporting segment and, therefore, 2021 financial results and other operational metrics have been restated for comparative purposes.

"NextEra Energy is off to a solid start to meet our overall objectives for the year, delivering strong first-quarter adjusted earnings per share growth of 10.4% year-over-year," said John Ketchum, president and chief executive officer of NextEra Energy. "FPL had a terrific quarter of execution, making smart capital investments and delivering operational efficiencies. During the quarter, FPL placed in service approximately 450 megawatts of additional cost-effective solar projects and now owns and operates more than 3,600 megawatts of solar, which is the largest solar portfolio of any utility in the country. Florida's economic strength and the rapid growth in FPL's customer base bolsters the company's confidence in its disciplined investment strategy. NextEra Energy Resources had another strong quarter of renewables and storage origination, adding approximately 1,770 net megawatts to its backlog since the release of our fourth-quarter and full-year 2021 financial results in January. Our continued origination success is reflective of our ability to continue leveraging our competitive advantages to deliver clean energy solutions to meet our customers' ongoing demand for low-cost renewables and storage. We remain confident in the long-term growth prospects for NextEra Energy and our underlying core businesses, and we will be disappointed if we are not able to deliver financial results at or near the top end of our adjusted earnings per share expectations ranges in each of 2022, 2023, 2024 and 2025. We remain intensely focused on execution and believe NextEra Energy remains uniquely positioned to drive long-term shareholder value."

FPL
FPL reported first-quarter 2022 net income of $875 million, or $0.44 per share, compared to $777 million, or $0.39 per share, for the prior-year comparable quarter. As America's largest electric utility, FPL sells more power than any other utility, providing clean, affordable, reliable electricity to more than 5.7 million customer accounts, or more than 12 million people across Florida.

FPL's growth over the prior-year comparable quarter was primarily driven by continued investment in the business. FPL's capital expenditures were approximately $2.2 billion for the first quarter of 2022 and full-year capital investments are expected to be between $7.9 billion and $8.3 billion. Regulatory capital employed increased by approximately 11.3% over the same quarter last year. FPL's average number of customers increased by more than 91,000 from the prior-year comparable quarter.

During the quarter, FPL successfully executed on its strategic initiatives, including placing in service approximately 450 megawatts (MW) of additional cost-effective solar projects to be recovered through base rates as part of its new four-year settlement agreement that became effective on Jan. 1, 2022. As a result, FPL has now completed, on time and within budget, all of its planned solar build with 2022 in-service dates.
Additionally, FPL's other major capital investments, including the North Florida Resiliency Connection and highly efficient approximately 1,200-MW Dania Beach Clean Energy Center, are progressing well for completion later this year. By executing on smart capital investments such as these and running the business efficiently, FPL is able to maintain its best-in-class customer value proposition of clean energy, low bills, high reliability and outstanding customer service.

Earlier this month, FPL filed its annual updated Ten-Year Site Plan with the Florida Public Service Commission (PSC), which included plans for roughly 9,500 MW of additional cost-effective solar projects across the FPL service territory over the next 10 years. This planned solar build-out includes nearly 1,200 MW of base rate solar projects, inclusive of the approximately 450 MW placed in service during the first quarter, that FPL plans to build over the next two years. In addition, it includes approximately 1,800 MW under the Solar Base Rate Adjustment (SoBRA) mechanism of FPL's settlement agreement, 1,800 MW of SolarTogether community solar projects that FPL expects to construct over the next four years, as well as roughly 4,700 MW of additional solar after 2025, subject to approval by the PSC. When this plan is completed, FPL expects that nearly 20% of its forecasted energy delivery in 2031 will come from solar generation, reflecting an approximately 65% increase, as compared to current levels, in zero-carbon-emissions electricity produced by the FPL system over the next decade.

NextEra Energy Resources
NextEra Energy Resources, the competitive clean energy business of NextEra Energy, reported a first-quarter 2022 net loss attributable to NextEra Energy on a GAAP basis of $1,499 million, or $0.76 per share, compared to net income attributable to NextEra Energy of $491 million, or $0.25 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the first quarter of 2022 were $628 million, or $0.32 per share, compared to $598 million, or $0.30 per share, for the first quarter of 2021.

NextEra Energy Resources delivered another strong quarter of renewables and storage origination, adding approximately 1,770 net MW to its backlog. Since the release of the fourth-quarter and full-year 2021 financial results in January, NextEra Energy Resources added approximately 1,200 net MW of new wind projects for 2022, 2023 and 2024 commercial operations dates to its backlog. NextEra Energy Resources' backlog additions also include approximately 440 MW of solar projects and approximately 130 MW of battery storage projects.

Also during the first quarter, NextEra Energy Transmission, along with its partners, completed the construction of the East-West Tie Transmission Line Project. The 450-kilometer, 230-kilovolt transmission line runs from Wawa to Thunder Bay, Ontario, and is expected to address long-standing regional transmission constraints, thereby increasing much-needed access to energy to support new economic growth in the region for years to come.

NextEra Energy Resources' first-quarter 2022 adjusted results exclude a charge associated with its investment in Mountain Valley Pipeline. Due to the current legal and regulatory challenges involved with the pipeline investment, as well as the substantial delays in reaching commercial operation and increased costs associated with those delays, the business recorded an impairment charge of approximately $600 million on an after-tax basis, primarily to completely write off NextEra Energy Resources' equity method investment carrying amount.

Corporate and Other
In the first quarter of 2022 on a GAAP basis, Corporate and Other results decreased $0.11 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other results for the first quarter of 2022 were roughly flat, compared to the prior-year quarter.

Outlook
NextEra Energy's long-term financial expectations remain unchanged. For 2022, NextEra Energy continues to expect adjusted earnings per share to be in the range of $2.75 to $2.85. For 2023 through 2025, NextEra Energy expects to grow roughly 6% to 8% per year off the expected 2022 adjusted earnings per share. For 2023 through 2025, this translates to adjusted earnings per share ranges for NextEra Energy of $2.93 to $3.08, $3.13 to $3.33 and $3.35 to $3.60, respectively.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards; the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources, LLC's nuclear decommissioning funds and other than temporary impairments, none of which can be determined at this time. Adjusted earnings expectations also exclude the effects of NextEra Energy Partners, LP net investment gains, differential membership interests-related and an impairment charge and ongoing costs related to NextEra Energy's investment in Mountain Valley Pipeline, LLC. In addition, adjusted earnings expectations assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S. and Florida; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; divestitures to NextEra Energy Partners, LP; no acquisitions; no adverse litigation decisions; and no changes to governmental policies or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's first-quarter 2022 financial results conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the first-quarter 2022 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company headquartered in Juno Beach, Florida. NextEra Energy owns Florida Power & Light Company, which is America's largest electric utility that sells more power than any other utility, providing clean, affordable, reliable electricity to more than 5.7 million customer accounts, or more than 12 million people across Florida. NextEra Energy also owns a competitive clean energy business, NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun and a world leader in battery storage. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from seven commercial nuclear power units in Florida, New Hampshire and Wisconsin. A Fortune 200 company, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity. NextEra Energy is ranked No. 1 in the electric and gas utilities industry on Fortune's 2022 list of "World's Most Admired Companies," recognized on Fortune's 2021 list of companies that "Change the World" and received the S&P Global Platts 2020 Energy Transition Award for leadership in environmental, social and governance. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, those discussed in this news release and the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory, operational and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional tax laws, tariffs, duties, policies or assessments on renewable energy or equipment necessary to generate it or deliver it; impact of new or revised laws, regulations, interpretations or constitutional ballot and regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, planning, financing, construction, permitting, governmental approvals and the negotiation of project development agreements, as well as supply chain disruptions; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities, retail gas distribution system in Florida and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyberattacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and could result in certain projects becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in over-the-counter markets; impact of negative publicity; inability of FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NextEra Energy Partners, LP's inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock; and the ultimate severity and duration of public health crises, epidemics and pandemics, and its effects on NextEra Energy’s or FPL’s businesses. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2021 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income (Loss)
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended March 31, 2022	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$3,712	$(800)	$(22)	$2,890
Operating Expenses
Fuel, purchased power and interchange	1,200	199	(33)	1,366
Other operations and maintenance	396	501	62	959
Depreciation and amortization	463	399	23	885
Taxes other than income taxes and other – net	410	69	(1)	478
Total operating expenses – net	2,469	1,168	51	3,688
Gains (losses) on disposal of businesses/assets – net	—	25	(2)	23
Operating Income (Loss)	1,243	(1,943)	(75)	(775)
Other Income (Deductions)
Interest expense	(173)	88	227	142
Equity in earnings (losses) of equity method investees	—	(453)	—	(453)
Allowance for equity funds used during construction	34	3	—	37
Gains on disposal of investments and other property – net	—	18	—	18
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	(136)	—	(136)
Other net periodic benefit income	—	—	70	70
Other – net	—	49	(4)	45
Total other income (deductions) – net	(139)	(431)	293	(277)
Income (Loss) before Income Taxes	1,104	(2,374)	218	(1,052)
Income Tax Expense (Benefit)	229	(633)	45	(359)
Net Income (Loss)	875	(1,741)	173	(693)
Net Loss Attributable to Noncontrolling Interests	—	242	—	242
Net Income (Loss) Attributable to NextEra Energy, Inc.	$875	$(1,499)	$173	$(451)
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$875	$(1,499)	$173	$(451)
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	1,769	(295)	1,474
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	135	—	135
Differential membership interests-related	—	28	—	28
NEP investment gains – net	—	68	—	68
Impairment charge related to investment in Mountain Valley Pipeline	—	780	—	780
Less related income tax expense (benefit)	—	(653)	74	(579)
Adjusted Earnings (Loss)	$875	$628	$(48)	$1,455
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.44	$(0.76)	$0.09	$(0.23)
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	0.90	(0.15)	0.75
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	0.07	—	0.07
Differential membership interests-related	—	0.01	—	0.01
NEP investment gains – net	—	0.03	—	0.03
Impairment charge related to investment in Mountain Valley Pipeline	—	0.39	—	0.39
Less related income tax expense (benefit)	—	(0.32)	0.04	(0.28)
Adjusted Earnings (Loss) Per Share	$0.44	$0.32	$(0.02)	$0.74
Weighted-average shares outstanding (assuming dilution)				1,974

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(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$1,352	$0.68	$(221)	$(0.11)	$1,131	$0.57
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$96	$0.05	$—	$—	$96	$0.05
	Differential membership interests-related	$21	$0.01	$—	$—	$21	$0.01
	NEP investment gains – net	$51	$0.03	$—	$—	$51	$0.03
	Impairment charge related to investment in Mountain Valley Pipeline	$607	$0.31	$—	$—	$607	$0.31

NextEra Energy, Inc.
Condensed Consolidated Statements of Income (Loss)
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended March 31, 2021	FPL(a)	NEER	Corporate and Other(a)(b)	NextEra Energy
Operating Revenues	$2,970	$781	$(25)	$3,726
Operating Expenses
Fuel, purchased power and interchange	772	164	(30)	906
Other operations and maintenance	385	552	52	989
Depreciation and amortization	339	390	20	749
Taxes other than income taxes and other – net	360	66	1	427
Total operating expenses – net	1,856	1,172	43	3,071
Gains (losses) on disposal of businesses/assets – net	—	18	(4)	14
Operating Income (Loss)	1,114	(373)	(72)	669
Other Income (Deductions)
Interest expense	(155)	58	518	421
Equity in earnings (losses) of equity method investees	—	440	—	440
Allowance for equity funds used during construction	27	2	—	29
Gains on disposal of investments and other property – net	—	29	—	29
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	58	—	58
Other net periodic benefit income	—	—	64	64
Other – net	—	40	(2)	38
Total other income (deductions) – net	(128)	627	580	1,079
Income (Loss) before Income Taxes	986	254	508	1,748
Income Tax Expense (Benefit)	209	(69)	110	250
Net Income (Loss)	777	323	398	1,498
Net Loss Attributable to Noncontrolling Interests	—	168	—	168
Net Income (Loss) Attributable to NextEra Energy, Inc.	$777	$491	$398	$1,666
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$777	$491	$398	$1,666
Adjustments – pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	94	(595)	(501)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(60)	—	(60)
Differential membership interests-related	—	30	—	30
NEP investment gains – net	—	67	—	67
Less related income tax expense (benefit)	—	(24)	152	128
Adjusted Earnings (Loss)	$777	$598	$(45)	$1,330
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.39	$0.25	$0.20	$0.84
Adjustments – pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	0.05	(0.30)	(0.25)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.03)	—	(0.03)
Differential membership interests-related	—	0.02	—	0.02
NEP investment gains – net	—	0.03	—	0.03
Less related income tax expense (benefit)	—	(0.02)	0.08	0.06
Adjusted Earnings (Loss) Per Share	$0.39	$0.30	$(0.02)	$0.67
Weighted-average shares outstanding (assuming dilution)				1,973

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(a)	Florida Power & Light completed the regulatory integration of Gulf Power under its 2021 base rate settlement agreement and began serving customers under unified rates on January 1, 2022. As a result, Gulf Power is no longer a separate reporting segment. Amounts have been retrospectively adjusted to reflect the segment change.
(b)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(c)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$76	$0.03	$(443)	$(0.22)	$(367)	$(0.19)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(43)	$(0.02)	$—	$—	$(43)	$(0.02)
	Differential membership interests-related	$23	$0.01	$—	$—	$23	$0.01
	NEP investment gains – net	$51	$0.03	$—	$—	$51	$0.03

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)		Preliminary
March 31, 2022	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$52	$637	$788	$1,477
Customer receivables, net of allowances	1,363	1,934	1	3,298
Other receivables	352	581	60	993
Materials, supplies and fuel inventory	981	605	—	1,586
Regulatory assets	982	14	2	998
Derivatives	6	1,388	(2)	1,392
Other	169	1,060	15	1,244
Total current assets	3,905	6,219	864	10,988
Other assets:
Property, plant and equipment – net	59,548	42,022	365	101,935
Special use funds	5,878	2,614	—	8,492
Investment in equity method investees	—	5,743	9	5,752
Prepaid benefit costs	1,690	3	600	2,293
Regulatory assets	4,418	204	33	4,655
Derivatives	—	1,499	60	1,559
Goodwill	2,989	1,844	11	4,844
Other	662	3,885	(120)	4,427
Total other assets	75,185	57,814	958	133,957
TOTAL ASSETS	$79,090	$64,033	$1,822	$144,945
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$1,580	$—	$175	$1,755
Other short-term debt	200	—	1,200	1,400
Current portion of long-term debt	552	683	4,329	5,564
Accounts payable	1,103	4,671	120	5,894
Customer deposits	478	7	—	485
Accrued interest and taxes	555	117	90	762
Derivatives	14	2,823	19	2,856
Accrued construction-related expenditures	451	1,121	—	1,572
Regulatory liabilities	294	8	1	303
Other	479	937	416	1,832
Total current liabilities	5,706	10,367	6,350	22,423
Other liabilities and deferred credits:
Long-term debt	20,441	6,699	23,834	50,974
Asset retirement obligations	2,069	1,074	—	3,143
Deferred income taxes	7,258	2,688	(1,729)	8,217
Regulatory liabilities	10,703	144	79	10,926
Derivatives	—	2,078	351	2,429
Other	444	2,008	129	2,581
Total other liabilities and deferred credits	40,915	14,691	22,664	78,270
TOTAL LIABILITIES	46,621	25,058	29,014	100,693
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	203	—	203
EQUITY
Common stock	1,373	—	(1,353)	20
Additional paid-in capital	19,936	11,884	(20,558)	11,262
Retained earnings	11,160	18,773	(5,308)	24,625
Accumulated other comprehensive income (loss)	—	(47)	27	(20)
Total common shareholders' equity	32,469	30,610	(27,192)	35,887
Noncontrolling interests	—	8,162	—	8,162
TOTAL EQUITY	32,469	38,772	(27,192)	44,049
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$79,090	$64,033	$1,822	$144,945

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets		Preliminary
(millions)
(unaudited)
December 31, 2021	FPL(a)	NEER	Corporate and Other(a)(b)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$55	$562	$22	$639
Customer receivables, net of allowances	1,297	2,081	—	3,378
Other receivables	350	496	(116)	730
Materials, supplies and fuel inventory	963	598	—	1,561
Regulatory assets	1,111	14	—	1,125
Derivatives	13	677	(1)	689
Other	129	1,035	2	1,166
Total current assets	3,918	5,463	(93)	9,288
Other assets:
Property, plant and equipment – net	58,227	40,900	221	99,348
Special use funds	6,158	2,764	—	8,922
Investment in equity method investees	—	6,150	9	6,159
Prepaid benefit costs	1,657	3	583	2,243
Regulatory assets	4,343	202	33	4,578
Derivatives	—	1,095	40	1,135
Goodwill	2,989	1,843	12	4,844
Other	775	3,693	(73)	4,395
Total other assets	74,149	56,650	825	131,624
TOTAL ASSETS	$78,067	$62,113	$732	$140,912
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$1,382	$—	$—	$1,382
Other short-term debt	200	—	500	700
Current portion of long-term debt	536	664	585	1,785
Accounts payable	1,318	5,670	(53)	6,935
Customer deposits	478	6	1	485
Accrued interest and taxes	322	168	35	525
Derivatives	9	1,214	40	1,263
Accrued construction-related expenditures	601	777	—	1,378
Regulatory liabilities	278	9	2	289
Other	634	1,651	410	2,695
Total current liabilities	5,758	10,159	1,520	17,437
Other liabilities and deferred credits:
Long-term debt	17,974	6,755	26,231	50,960
Asset retirement obligations	2,049	1,033	—	3,082
Deferred income taxes	7,137	2,838	(1,665)	8,310
Regulatory liabilities	11,053	141	79	11,273
Derivatives	1	1,129	583	1,713
Other	501	1,790	177	2,468
Total other liabilities and deferred credits	38,715	13,686	25,405	77,806
TOTAL LIABILITIES	44,473	23,845	26,925	95,243
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	245	—	245
EQUITY
Common stock	1,373	—	(1,353)	20
Additional paid-in capital	19,936	9,560	(18,225)	11,271
Retained earnings	12,285	20,272	(6,646)	25,911
Accumulated other comprehensive income (loss)	—	(31)	31	—
Total common shareholders' equity	33,594	29,801	(26,193)	37,202
Noncontrolling interests	—	8,222	—	8,222
TOTAL EQUITY	33,594	38,023	(26,193)	45,424
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$78,067	$62,113	$732	$140,912

————————————
(a)	Florida Power & Light completed the regulatory integration of Gulf Power under its 2021 base rate settlement agreement and began serving customers under unified rates on January 1, 2022. As a result, Gulf Power is no longer a separate reporting segment. Amounts have been retrospectively adjusted to reflect the segment change.
(b)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Three Months Ended March 31, 2022	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$875	$(1,741)	$173	$(693)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	463	399	23	885
Nuclear fuel and other amortization	45	19	11	75
Unrealized losses (gains) on marked to market derivative contracts – net	—	1,904	(270)	1,634
Foreign currency transaction gains	—	—	(20)	(20)
Deferred income taxes	191	(203)	(2)	(14)
Cost recovery clauses and franchise fees	(12)	—	—	(12)
Equity in losses (earnings) of equity method investees	—	453	—	453
Distributions of earnings from equity method investees	—	120	—	120
Losses (gains) on disposal of businesses, assets and investments – net	—	(43)	2	(41)
Other – net	(7)	66	(5)	54
Changes in operating assets and liabilities:
Current assets	(54)	75	(204)	(183)
Noncurrent assets	(26)	21	(18)	(23)
Current liabilities	11	(407)	94	(302)
Noncurrent liabilities	45	(15)	(1)	29
Net cash provided by (used in) operating activities	1,531	648	(217)	1,962
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,167)	—	—	(2,167)
Independent power and other investments of NEER	—	(2,593)	—	(2,593)
Nuclear fuel purchases	(5)	(15)	—	(20)
Other capital expenditures	—	—	(113)	(113)
Proceeds from sale or maturity of securities in special use funds and other investments	693	281	110	1,084
Purchases of securities in special use funds and other investments	(722)	(349)	(141)	(1,212)
Other – net	(15)	199	144	328
Net cash used in investing activities	(2,216)	(2,477)	—	(4,693)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	2,498	37	1,774	4,309
Retirements of long-term debt	—	(87)	(406)	(493)
Net change in commercial paper	198	—	175	373
Proceeds from other short-term debt	—	—	700	700
Payments from related parties under a cash sweep and credit support agreement – net	—	78	—	78
Issuances of common stock/equity units – net	—	—	1	1
Dividends on common stock	—	—	(836)	(836)
Dividends & capital distributions from (to) parent – net	(2,000)	2,346	(346)	—
Other – net	(22)	122	(79)	21
Net cash provided by financing activities	674	2,496	983	4,153
Net increase (decrease) in cash, cash equivalents and restricted cash	(11)	667	766	1,422
Cash, cash equivalents and restricted cash at beginning of period	108	1,184	24	1,316
Cash, cash equivalents and restricted cash at end of period	$97	$1,851	$790	$2,738

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Three Months Ended March 31, 2021	FPL(a)	NEER	Corporate and Other(a)(b)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$777	$323	$398	$1,498
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	339	390	20	749
Nuclear fuel and other amortization	43	24	7	74
Unrealized losses (gains) on marked to market derivative contracts – net	—	219	(539)	(320)
Foreign currency transaction gains	—	(2)	(49)	(51)
Deferred income taxes	175	(43)	165	297
Cost recovery clauses and franchise fees	(86)	—	—	(86)
Equity in losses (earnings) of equity method investees	—	(440)	—	(440)
Distributions of earnings from equity method investees	—	121	—	121
Losses (gains) on disposal of businesses, assets and investments – net	—	(47)	4	(43)
Other – net	(101)	(116)	(22)	(239)
Changes in operating assets and liabilities:
Current assets	132	(540)	(37)	(445)
Noncurrent assets	(11)	(98)	(19)	(128)
Current liabilities	16	220	11	247
Noncurrent liabilities	(10)	18	50	58
Net cash provided by (used in) operating activities	1,274	29	(11)	1,292
Cash Flows From Investing Activities
Capital expenditures of FPL	(1,520)	—	—	(1,520)
Independent power and other investments of NEER	—	(2,999)	—	(2,999)
Nuclear fuel purchases	(25)	(32)	—	(57)
Other capital expenditures	—	—	1	1
Proceeds from sale or maturity of securities in special use funds and other investments	1,001	348	28	1,377
Purchases of securities in special use funds and other investments	(1,032)	(370)	(58)	(1,460)
Other – net	1	235	2	238
Net cash used in investing activities	(1,575)	(2,818)	(27)	(4,420)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	184	81	4,351	4,616
Retirements of long-term debt	—	(28)	(404)	(432)
Net change in commercial paper	(932)	—	1,390	458
Repayments of other short-term debt	—	—	(200)	(200)
Payments from related parties under a cash sweep and credit support agreement – net	—	74	—	74
Issuances of common stock/equity units – net	—	—	4	4
Dividends on common stock	—	—	(755)	(755)
Dividends & capital distributions from (to) parent – net	1,035	3,159	(4,194)	—
Other – net	(8)	80	(94)	(22)
Net cash provided by financing activities	279	3,366	98	3,743
Effects of currency translation on cash, cash equivalents and restricted cash	—	4	—	4
Net increase (decrease) in cash, cash equivalents and restricted cash	(22)	581	60	619
Cash, cash equivalents and restricted cash at beginning of period	160	842	544	1,546
Cash, cash equivalents and restricted cash at end of period	$138	$1,423	$604	$2,165

————————————
(a)	Florida Power & Light completed the regulatory integration of Gulf Power under its 2021 base rate settlement agreement and began serving customers under unified rates on January 1, 2022. As a result, Gulf Power is no longer a separate reporting segment. Amounts have been retrospectively adjusted to reflect the segment change.
(b)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Earnings (Loss) Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
First Quarter
2021 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.84

FPL – 2021 Earnings Per Share	$0.39
New investment growth	0.05
Other and share dilution	—
FPL – 2022 Earnings Per Share	$0.44

NEER – 2021 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.25
New investments	—
Existing generation and storage assets	0.05
Gas infrastructure	(0.02)
NextEra Energy Transmission	0.01
Customer supply and proprietary power & gas trading	(0.02)
Non-qualifying hedges impact	(0.65)
Change in unrealized gains (losses) on securities held in NEER's nuclear decommissioning funds and OTTI – net	(0.07)
Impairment charge related to investment in Mountain Valley Pipeline	(0.31)
Other, including other investment income, income taxes and share dilution	—
NEER – 2022 Earnings (Loss) Per Share Attributable to NextEra Energy, Inc.	$(0.76)

Corporate and Other – 2021 Earnings Per Share	$0.20
Non-qualifying hedges impact	(0.11)
Other, including interest expense and share dilution	—
Corporate and Other – 2022 Earnings Per Share	$0.09

2022 Earnings (Loss) Per Share Attributable to NextEra Energy, Inc.	$(0.23)

Florida Power & Light completed the regulatory integration of Gulf Power under its 2021 base rate settlement agreement and began serving customers under unified rates on January 1, 2022. As a result, Gulf Power is no longer a separate reporting segment. FPL and Corporate and Other amounts for 2021 have been retrospectively adjusted to reflect the segment change.

Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.